UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2013 (October 9, 2013)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Principal Accounting Officer

On October 9, 2013, Graeme W. Bottger, Vice President and Controller of Alcoa Inc. (the “Company”), was elected Executive Vice President and President of the Company’s Global Business Services, effective October 21, 2013. As a result of this appointment, Mr. Bottger will no longer serve as the Company’s principal accounting officer on and after the effective date.

(c)	Appointment of New Principal Accounting Officer

On October 9, 2013, Robert S. Collins was elected Vice President and Controller of the Company, succeeding Mr. Bottger, effective October 21, 2013.

Mr. Collins, 47, is currently the Company’s Assistant Controller, a position he has held since May 2009. As Assistant Controller, Mr. Collins has been responsible for the Company’s global financial accounting policies, including serving as a primary liaison with the Company’s external auditors and overseeing financial functions. Prior to his role as Assistant Controller, he was Director of Financial Transactions and Policy, providing financial accounting support of the Company’s transactions in global mergers, acquisitions and divestitures. Before joining the Company in 2005, Mr. Collins worked in the audit and mergers and acquisitions practices at PricewaterhouseCoopers LLP for 14 years.

The Company will enter into an indemnity agreement with Mr. Collins in the form entered into with directors and officers of the Company (filed as Exhibit 10(j) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1987).

A copy of the Company’s press release announcing Mr. Bottger’s new role and Mr. Collins’s appointment is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

99	Alcoa Inc. press release dated October 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ AUDREY STRAUSS
Name:	Audrey Strauss
Title:	Executive Vice President, Chief Legal
Officer and Secretary

Date: October 15, 2013

EXHIBIT INDEX

Exhibit No.	Description

99	Alcoa Inc. press release dated October 10, 2013.

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